Exhibit 99.1

Rexahn Announces Move to Nasdaq

Company will trade under the ticker symbol REXN beginning on June 10, 2019

ROCKVILLE, MD – May 28, 2019 - Rexahn Pharmaceuticals, Inc. (NYSE American: RNN), a clinical stage biopharmaceutical company developing innovative therapies to improve patient outcomes in cancers that are difficult to treat, today announced that it will voluntarily transfer its stock exchange listing to the Nasdaq Capital Market from its current listing on NYSE American.

“As home to many innovative and growth-oriented life science companies, Nasdaq is a natural fit for Rexahn,” said Douglas Swirsky, president and chief executive officer of Rexahn. “We believe the move to Nasdaq will provide strong visibility for our stock, excellent trading liquidity in our shares, and greater exposure to institutional investors.”

The Company expects to begin trading on Nasdaq under the symbol "REXN" on or about June 10, 2019. The Company's common stock will continue trading on NYSE American under the symbol "RNN" until the move is completed.

About Rexahn Pharmaceuticals, Inc.

Rexahn Pharmaceuticals, Inc. (NYSE American: RNN) is a clinical stage biopharmaceutical company developing innovative therapies to improve patient outcomes in cancers that are difficult to treat. The Company’s mission is to improve the lives of cancer patients by developing next-generation cancer therapies that are designed to maximize efficacy while minimizing the toxicity and side effects traditionally associated with cancer treatment. Rexahn’s product candidates work by targeting and neutralizing specific proteins believed to be involved in the complex biological cascade that leads to cancer cell growth. Preclinical studies show that several of Rexahn’s product candidates may be effective against multiple types of cancer, including drug resistant cancers, difficult-to-treat cancers and others, may augment the effectiveness of current FDA-approved cancer treatments. The Company has two oncology product candidates, RX-3117 and RX-5902, in Phase 2 clinical development and additional compounds in preclinical development, including RX-0301. For more information about the Company and its oncology programs, please visit www.rexahn.com.

Safe Harbor

To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding expectations and intentions with respect to Rexahn’s listing and trading of its common stock on the Nasdaq Capital Market, Rexahn’s plans, objectives, expectations and intentions with respect to future operations and products, the path of clinical trials and development activities, and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” and other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Rexahn’s actual results to be materially different than those expressed in or implied by Rexahn’s forward-looking statements. For Rexahn, particular uncertainties and risks include, among others, understandings and beliefs regarding the role of certain biological mechanisms and processes in cancer; drug candidates being in early stages of development, including clinical development; the ability to initially develop drug candidates for orphan indications to reduce the time-to-market and take advantage of certain incentives provided by the U.S. Food and Drug Administration; the ability to transition from our initial focus on developing drug candidates for orphan indications to candidates for more highly prevalent indications; the availability and access to capital; and the expected timing of results from our clinical trials. More detailed information on these and additional factors that could affect Rexahn’s actual results are described in Rexahn’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q. All forward-looking statements in this news release speak only as of the date of this news release. Rexahn undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:
ir@rexahn.com